                                                                    EXHIBIT 11.2

                           COMPCORE MULTIMEDIA, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  PERIOD FROM
                                                                                 NOVEMBER 12,
                                                                                     1993            YEAR ENDED
                                                                                  (INCEPTION)      SEPTEMBER 30,
                                                                                 TO SEPTEMBER   --------------------
                                                                                   30, 1994       1995       1996
                                                                                 -------------  ---------  ---------
Net income.....................................................................    $     170    $     287  $     326
                                                                                      ------    ---------  ---------
                                                                                      ------    ---------  ---------
Weighted average common shares outstanding.....................................        1,418        2,630      2,891
Dilutive effect of stock options (1)...........................................       --           --            562
                                                                                      ------    ---------  ---------
                                                                                       1,418        2,630      3,453
                                                                                      ------    ---------  ---------
                                                                                      ------    ---------  ---------
Net income per share...........................................................    $    0.12    $    0.11  $    0.09
                                                                                      ------    ---------  ---------
                                                                                      ------    ---------  ---------

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(1) Using the treasury stock method.